                                                                   EXHIBIT 23.14

  I consent to being named as a nominee for director of UAL in the Proxy Statement and to serve as a director if elected.

                                                   /s/ Paul A. Volcker
                                          _____________________________________
                                                     Paul A. Volcker

Dated: April 5, 1994